UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2014

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Kindred Healthcare, Inc. (“Kindred” or the “Company”) entered into an agreement with Ventas, Inc. (“Ventas”) on December 27, 2014 and effective as of December 31, 2014 (the “Ventas Agreement”) to transition the operations under the leases for nine non-strategic nursing centers. Each lease will terminate when the operation of the nursing center is transferred to a new operator. The current lease term for eight of these nursing centers is scheduled to expire at the end of April 2018. The current lease term for the ninth of these nursing centers is scheduled to expire at the end of April 2020.

Kindred and Ventas have also reached agreements to modify provisions in the 2007 master leases to make them more consistent with Master Lease Agreement No. 5, the most recent master lease entered into between the parties, and to reimburse Ventas for certain deferred capital expenditures at healthcare facilities previously transferred to new operators. Kindred will pay an aggregate of $40 million in connection with the agreements in January 2015, which payments are expected to be tax deductible. If the transfer of the nursing centers requires any upgrades to the facilities to satisfy regulatory requirements, Kindred will be required to pay the first $5 million of such expenses in the aggregate. If Ventas sells any of the nursing centers rather than re-renting them, Ventas has agreed to pay Kindred 25% of the net proceeds of such sales, up to $3 million.

The nine nursing centers where operations will be transferred contain 903 licensed nursing center beds and generated revenues of approximately $65 million for the year ended December 31, 2013. The current annual rent for these facilities approximates $10 million. The Company will continue to operate these facilities until operations are transferred, but their operating results will be reflected in discontinued operations through the expiration of the lease term. If such transfers are not completed by December 31, 2015, Kindred’s base rent obligations for such facilities will decrease by 50% until the transfers are complete. These transactions are expected to be nominally accretive to both the Company’s consolidated earnings per diluted share in 2014 and its lease adjusted leverage.

Ventas is the counterparty under five master lease agreements with the Company.

The above description of the Ventas Agreement is qualified in its entirety by reference to the complete text of the Ventas Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

The Company’s press release dated December 29, 2014 reporting the Ventas Agreement is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall this information be deemed incorporated by reference in any filing made by Kindred under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Agreement Regarding Master Leases No. 2, effective as of December 31, 2014, among Kindred Healthcare, Inc., Kindred Healthcare Operating, Inc. and Ventas Realty, Limited Partnership.

99.1	Press Release, dated December 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KINDRED HEALTHCARE, INC.

Date: December 29, 2014	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary

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